EXHIBIT 5.1

                             GREENBERG TRAURIG, LLP
                              The MetLife Building
                          200 Park Avenue, 14th Floor
                               New York, NY 10166

                                                                    June 8, 2001

MonsterDaata, Inc.
32 East 31st Street, Suite 900
New York, New York  10016

Dear Sirs:

            We are acting as counsel to MonsterDaata, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form SB-2, filed on June 8, 2001 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), covering 18,567,772 shares of the Company's common stock, par value $.001 per share (the "Shares"), which are being registered in connection with the proposed sale of the Shares by the entities listed as selling shareholders therein.

            We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on originals or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

            Based upon the foregoing, we are of the opinion that the Shares have been, or when issued, delivered and paid for will be, validly issued, fully paid and non-assessable.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Opinion" in the Prospectus forming a part of the Registration Statement.

                                                    Very truly yours,


                                                    /s/ Greenberg Traurig, LLP

                                                    GREENBERG TRAURIG, LLP